                                                                   EXHIBIT 10.56


                                 NORDSTROM, INC.
                               SEPARATION PROGRAM
                                       FOR
                            KEY MANAGEMENT EMPLOYEES
                        (Restated Effective June 1, 2001)

                  I.       INTRODUCTION.

                  The Separation Program for Key Management Employees (the "Plan") was originally adopted by Nordstrom, Inc. (the "Company"), to be effective October 28, 1997. This amendment and restatement of the Plan is effective as of June 1, 2001 (the "Effective Date"). The purpose of the Plan is to provide a group of key management employees with an appropriate level of severance benefits in the event they separate from service with the Company under the circumstances described herein.

                  The Plan does not apply to any employment terminations other than those expressly described below and is not intended to set any precedent for future severance policies or practices of the Company.

                  The Plan is intended to constitute an unfunded severance pay plan for a select group of management employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  II.      ELIGIBLE EMPLOYEES.

                  A. Eligibility Criteria. Each active employee of the Company or an Affiliate who, on or after the Effective Date, meets all of the following conditions will be considered an Eligible Key Management Employee, entitled to participate in and receive benefits under the Plan upon satisfying the participation requirements of Article III:

                  1.       The employee is a Key Management Employee;

                  2. The employee is not employed under a written contract of definite term; and

                  3. The employee is not eligible to receive benefits under any other severance program or arrangement established or provided by the Company.

                  B. Key Management Employee. For purposes of this Plan, a "Key Management Employee" is any officer or employee of the Company or an Affiliate designated as receiving a benefit package level A, B, C or D, as designated by the Executive Vice President of Human Resources for the Company. In addition, a "Key Management Employee" includes any employee of the Company or an Affiliate who is designated as a "Key Management Employee" of the Company by either (a) a corporate Officer, or (b) the senior Human Resources executive

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

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with responsibility for the employee's group, with either (a) or (b) acting jointly in such designation with the Executive Vice-President of Human
Resources.

                  C. Ineligible Employee Groups. Employees who are not Key Management Employees are not eligible to participate in the Plan and shall not be deemed an Eligible Key Management Employee.

                  D. Change in Control. Any Key Management Employee of a business unit that is undergoing a change in control who is offered employment by the buyer, as part of the agreement between the Company and the buyer of that business unit, is ineligible to participate in the Plan and shall not be deemed an Eligible Key Management Employee hereunder.

                  E. Company Determination of Eligibility. The determination of those employees who are eligible to participate in the Plan will be made by the Company in its sole and exclusive discretion, and, for purposes of determining eligibility, the Company need not treat similarly situated employees in the same manner.

                  F. Affiliates of the Company. For purposes of this Plan, an Affiliate of the Company means any other U.S. entity owned or controlled by the Company, unless such Affiliate is designated by the Company as not eligible to participate in the Plan.

                  G. Employees of Divested Groups Excluded. Any employee of a divested business group (including a store, facility, department or division) who is offered employment by that group in the same or an equivalent position, regardless of whether such offer is part of the agreement between the Company, the group, and the buyer of that business, or successor entity, as applicable, shall not be deemed an Eligible Employee hereunder and shall not be eligible to participate in this Plan. This provision shall specifically apply to employees who are offered employment by Nordstrom.com, LLC, and such employees shall not be eligible for this Plan.

                  III.     PARTICIPATION/ELIGIBILITY FOR BENEFITS.

                  A. Participation. An Eligible Key Management Employee who commences participation in the Plan is called a "Member" of the Plan. Participation in the Plan will commence upon the Eligible Key Management Employee's (1) Involuntary Termination by the Company, and (2) election to participate in the Plan and execution of a release of claims ("Election and Release"), both as described below. A Member's participation will terminate on the date the Member receives payment of all of the Member's Cash Severance Benefits under the Plan or, if earlier, on the date the employee's eligibility expires.

                  1. Involuntary Termination. An Eligible Key Management Employee's termination of employment will be considered an Involuntary Termination by the Company for purposes of this Plan where the employee is terminated by the Company without cause. "Cause" shall be defined either as a willful failure of the Eligible Key Management Employee to perform his/her duties at a level reasonably expected by Company or as any form of willful misconduct which shall include but not be limited to acts of dishonesty, gross insubordination, gross negligence, discrimination or harassment,

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES
or any knowing and willful violation of law or of Company's policies or performance standards. The Company shall have the discretion to interpret whether a termination was for "cause."

                  2. Election and Release. Once an Involuntary Termination described in paragraph III.A.1. occurs, in order to receive benefits provided under the Plan, an Eligible Key Management Employee must first execute an Election and Release provided by the Company and described in this paragraph III.A.2., without any alteration, addition or deletion, and then return it to the Company at the location and by the deadline specified by the Company.

                           a. Form of Release. The form and content of the Election and Release, will be determined by the Company. Such Release shall be effective according to its terms but may be modified by the Company prior to its execution by Eligible Key Management Employee if such modification becomes necessary by law to effectively release all claims listed therein.

                           b.       Timing of Release. The Eligible Key
                  Management Employee may, as determined by the Company as appropriate, have a period of time to review and sign the Release and return it to the Company. For any period required by law after the Eligible Key Management Employee signs the Release, the Eligible Key Management Employee may revoke the Release, and it shall not be effective or enforceable until the revocation period expires. The filing of a claim under the Plan's claim procedure (Article IX), shall toll any time requirement for signing and returning the Release until the claims procedure has been exhausted. If Eligible Key Management Employee fails to sign and return to the Company the Release within the time and in the manner described herein, he or she will no longer be eligible for this Plan, unless and until the Company thereafter designates Employee as eligible under Article II of this Plan.

                  B. Loss of Eligibility. A Member of the Plan will lose any rights he or she may have to benefits under the Plan, and his or her participation in the Plan will cease if, before the scheduled date of the Member's employment termination any of the following occurs:

                  1. The Member voluntarily resigns his or her employment with the Company.

                  2. The Member fails to abide by such terms and conditions as the Company has established as a condition for participation in, or payment of benefits from, the Plan, provided such terms and conditions have been set forth in any eligibility notice provided to Member.

                  3. The Member remains an employee, but no longer qualifies as a member of a select group of management employees of the Company or its Affiliates within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) of ERISA.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

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                  4.       The Member's employment terminates due to death.

                  IV.      PLAN BENEFITS.

         This Article IV sets forth the benefits provided by the Plan as summarized in the attached Schedule of Benefits, as from time to time established and amended by the Company and incorporated herein by this reference (the "Benefits Schedule"). The benefits provided under the Plan include the following: (a) a Cash Severance Benefit, (b) Medical Plan Benefits, (c) Outplacement Benefits, and (d) a Relocation Benefit, each as described below. In addition, the Company may provide additional severance benefits to a Member under this Plan, based on the particular circumstances surrounding that Member's termination.

                  A.       Cash Severance Benefits.

                  1. Severance Benefit Amount. A Member will receive the Cash Severance Benefit specified in the Benefits Schedule, based on his or her Years of Service, Annual Salary, and designated executive level.

                  2. Cash Payments. A Member's Cash Severance Benefits under the Plan will be calculated as a lump-sum payment. At the complete discretion of the Company, the cash severance amount may be paid in cash or deferred by the Company under the Nordstrom Executive Deferred Compensation Plan.

                  3. "Annual Salary" Defined. Member's "Annual Salary" under paragraph IV.A.1., shall be Member's monthly salary (at the rate in effect at the time of termination) multiplied by twelve (12). "Annual Salary" shall exclude bonuses, commissions, and other supplemental pay or allowances provided by the Company to the Member.

                  4. "Years of Service" Defined. Member's "Years of Service" under paragraph IV.A.1., shall be measured based on uninterrupted periods of service from Member's most recent date of hire, and shall be whole years only.

                  5. Withholding. The Company will withhold appropriate federal, state and local income and employment taxes from any payments made under the Plan.

                  B.       Medical Plan Benefits.

                  1. Benefits Continued through Termination. For any Company-sponsored employee welfare benefit plans in which the Member is a participant on the date his or her employment terminates (i.e., group medical, dental, disability, AD&D and life), the Company will take appropriate steps to provide for a Member's continued participation in a plan to which the Member is required to contribute, unless the Member does not make the required contribution to that plan.

                  2. Benefits After Termination. Upon termination, the Member shall have

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

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         such rights to continue coverage under any Company-sponsored health care plans (i.e., medical and dental) as are provided by Section 4980B(f) of the Internal Revenue Code of 1986, as amended, and Section 602 of ERISA ("COBRA").

                  3. Payment for Coverage. For any Company-sponsored employee health care plans in which the member elects COBRA, the Company will take appropriate steps to continue the Member's participation in each of those plans, by paying the Company's active plan contribution for the employee's (and his or her dependents') coverage through the end of the period specified in the Benefits Schedule. During this period, the Member will be required to pay for Member's COBRA continuation coverage at the same level and on the same basis as Member's contribution to group health plan coverage for active employees. Thereafter, Member shall be responsible for the entirety of any COBRA premium obligations required to continue group health plan coverage under the terms of those plans.

                  4. Period of Continuation Coverage. The entirety of the group health benefits provided under paragraphs 2 and 3, above, after the date that Member (and his or her qualifying dependents) would otherwise have lost coverage, will be counted against the maximum period of coverage provided under COBRA.

                  5. Company Payment of Medical Plan Cash Equivalent. In lieu of Company assisted COBRA Continuation Payments as described in sections B.2, B.3 & B.4, the Company, in its discretion, may elect to pay to the Participant the cash equivalent of the Company's cost for such benefits for the period of coverage described in B.3; Provided however, that to the extent the Company makes such an election, the Participant shall be required to pay the entire COBRA Premium for any period of coverage elected.

                  C.       Outplacement Services.

                  Upon termination, Member will be offered outplacement services. Such services will be provided at a specified level and for a specified length of time, as provided in the Benefits Schedule. The outplacement services will be provided by a provider chosen by the Company, and the Company will directly pay all such expenses. Members may elect not to accept the outplacement services; however, he or she will not be entitled to receive any monetary encashment in its stead.

                  D. Relocation Benefits. The Company will directly pay the cost of moving of Member's personal goods to the extent that (i) the termination of employment occurs less than one year after Member has relocated to his or her current location, (ii) such earlier relocation was in connection with Member's employment with the Company, and (iii) the relocation benefit amount does not to exceed the price of moving such goods during the original relocation. Should Member choose not to relocate within one year following termination of employment, he or she will not be entitled to any relocation benefit, and he or she will not be entitled to receive any monetary encashment in its stead.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

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                  E.       Additional Benefits.

                  The Company may, in its sole and exclusive discretion, provide Member with additional severance benefits, in cash or in kind, to assist Member in the transition from active employee status.

                  F.       Subsequent Reemployment.

                  1. Reemployment During Severance Period. If an employee satisfies all of the conditions for eligibility and participation set forth in Sections II and III, except that the employee accepts an offer of employment with the Company prior to the end of the total number of months for which he or she has received or will receive Cash Severance Benefits under the Plan (the "Severance Period"), then the employee will be considered a Member under the Plan only to the extent of the employee's period of actual separation from service with the Company.

                           a. Termination of Cash Severance Benefits. Any Cash Severance Benefits which are currently being paid to such employee will be terminated upon the Member's reemployment. To the extent Member's remaining Cash Severance Benefits do not exceed payment for the actual period of severance, Member shall receive a lump sum payment upon reemployment so that his or her total Cash Severance Benefits are equivalent to payment for the actual period of severance.

                           b. Repayment of Duplicative Benefits. A reemployed Member will be required to repay the prorated portion of any Cash Severance Benefits received for the duration of their Severance Period during which they are actively at work for the Company. To eliminate the possibility of duplicative payments, an employee's agreement to repay such amounts (if any) may be obtained, with the employee's total repayment to be concluded within a reasonable time after his or her reemployment.

                  2. Reemployment after Severance Period. Members who are subsequently reemployed by the Company after the Severance Period (defined in paragraph F.1) will not be required to repay any Cash Severance Benefits.

                  3. New Hire Date. In the event of Member's reemployment with the Company, such reemployed Member's service date will be restored to the service date in effect at the time of severance only to the extent required by any of the Company's employee benefit plans.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

                  V.       PAYMENTS TO AND FROM THE PLAN.

                  The benefits under the Plan will be paid from the general assets of the Company, and all employees eligible for benefits under the Plan will be no more than unsecured general creditors of the Company. Nothing contained in the Plan will be deemed to create a trust of any kind for the benefit of the employees, or create any fiduciary relationship between the Company and the employees with respect to any assets of the Company. The Company is under no obligation to fund the benefits provided herein prior to payment, although it may do so if it chooses. Any assets which the Company chooses to use for advance funding will nevertheless constitute assets of the Company and will not cause this to be a funded plan within the meaning of any section of ERISA.

                  VI.      AMENDMENT AND TERMINATION.

                  The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such amendment or termination will affect the right to any unpaid benefit of any Eligible Key Management Employee who became entitled to such benefits prior to such amendment or termination.

                  VII.     NON-ALIENATION OF BENEFITS.

                  Except to the extent specifically provided by the Company, no benefit under the Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, levy, execution or charge, and any attempt to do so will be void.

                  VIII.    LEGAL CONSTRUCTION.

                  This Plan will be construed in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of Washington. In the event that any provision of this Plan shall be finally deemed to be unenforceable, such provision shall be deemed to be severable from this Plan, but every other provision of this Plan shall remain in full force and effect.

                  IX.      CLAIMS, INQUIRIES AND APPEALS.

                  A.       Benefit Claims and Inquiries.

                  All benefit claims, and all inquiries concerning the Plan or present or future rights to benefits under the Plan, must be submitted to the Plan Administrator in writing and addressed as follows: "Nordstrom, Inc., Plan Administrator Under the Separation Program for Key Management Employees, P.O. Box 1270, Seattle Washington 98111-1270." A benefit claim or inquiry must be signed by the employee.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

                  B.       Denial of Claims.

                  In the event that any benefit claim is denied in whole or in part, the Plan Administrator will notify the claimant in writing of such denial and of the right to review thereof. Such written notice will set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary and an explanation of the Plan's review procedure. Such written notice will be given to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to 90 days for processing, written notice of the extension will be furnished to the applicant prior to the termination of the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim. If written notice of denial of the claim for benefits is not furnished within the time specified in this Section IX.B., the application will be deemed denied, and the claimant will be permitted to appeal such denial in accordance with the Review Procedure set forth below.

                  C.       Administrative Agent.

                  The Plan Administrator may appoint an "Administrative Agent," consisting of one or more individuals who may (but need not) be employees of the Company. The Administrative Agent will be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits. The Administrative Agent appointed by the Plan Administrator shall be empowered with the same level of authority and discretion as that set forth in Section X.D.

                  D.       Requests for a Review.

                  Any person whose claim for benefits is denied (or is deemed denied) in whole or in part, or such person's duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Administrative Agent within 60 days after receiving written notice of such denial from the Plan Administrator (or, in the case of a deemed denial, within 60 days after the application is deemed denied). The Plan Administrator will give the claimant or such representative an opportunity to review pertinent documents that are not privileged in preparing a request for a review. A request for review must be in writing and must be addressed as follows: "Plan Administrator Under the Separation Program for Key Management Employees P.O. Box 1270, Seattle, Washington 98111-1270." A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. The Administrative Agent may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

                  E.       Decision on Review.

                  The Administrative Agent will act on each request for review within 60 days after receipt thereof unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension for review is required, written notice of the extension will be furnished to the claimant within the initial 60-day period. The Administrative Agent will give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Administrative Agent confirms the denial of the benefits in whole or in part, such notice will set forth, in a manner calculated to be understood by the claimant, the specific references to the Plan provisions on which the decision is based. If written notice of the Administrative Agent's decision is not given within the time prescribed in this Section IX.E., the application will be deemed denied on review.

                  F.       Rules and Procedures.

                  The Administrative Agent may establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Article IX. The Administrative Agent may require a claimant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the his or her own expense.

                  G.       Exhaustion of Remedies.

                  No legal action for benefits under the Plan shall be brought unless and until the claimant (1) has submitted a written benefit claim in accordance with Section IX.A. above, (2) has been notified by the Plan Administrator that the application is denied, (3) has filed a written request for a review of the benefit claim in accordance with Section IX.D. above and (4) has been notified in writing that the Administrative Agent has affirmed the denial of benefits; provided that legal action may be brought after the Plan Administrator or the Administrative Agent has failed to take any action on the claim within the time prescribed by Section IX.B. or Section IX.E. above.

                  X.       OTHER PLAN INFORMATION.

                  A.       Plan Identification Numbers.

                  The Employer Identification Number ("EIN") assigned to the Plan Sponsor (Nordstrom, Inc.) by the Internal Revenue Service is 91-0515058. The Plan Number ("PN") assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 521.

                  B.       Ending Date for Plan's Fiscal Year.

                  The date of the end of the year for the purposes of maintaining the Plan's fiscal records is the calendar year.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

                  C.       Agent for the Service of Legal Process.

                  The agent for the service of legal process with respect to the Plan is Ms. Mary Amundson, Vice President, Employee Benefits, Nordstrom, Inc., PO Box 1270, Seattle Washington 98111-1270. The service of legal process may also be made on the Plan by serving the Plan Administrator.

                  D.       Plan Sponsor and Administrator.

                  The Company is the "Plan Sponsor" and the "Plan Administrator" of the Plan and its address is: Nordstrom, Inc., PO Box 1270, Seattle, Washington 98111-1270; Ms. Mary Amundson, Vice President, Employee Benefits has been selected to assist the Company in its day-to-day responsibilities with respect to the Plan and her telephone number is: (206) 233-5470. The Company is the named fiduciary charged with responsibility for administering the Plan. The Company will make such rules and computations and will take such other actions to administer the Plan as the Company may deem appropriate.

                  1. Company's Discretion. As Plan Administrator, the Company has the sole and exclusive discretion, authority and responsibility to construe and interpret the terms and provisions of the Plan, to remedy and resolve ambiguities, to grant and/or deny any and all claims for benefits, and to determine all issues relating to eligibility for benefits. All actions taken by the Company as Plan Administrator, or its delegate, will be conclusive and binding on all persons having any interest under the Plan, subject only to the provisions of Article IX. All findings, decisions and determinations of any kind made by the Plan Administrator or its delegate shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner.

                  2. Delegation of Authority. The Company may delegate all or part of its responsibilities, authority and discretion under the Plan to other persons. The duties of the Company under the Plan will be carried out in its name by its officers, directors and employees. Any such delegation shall carry with it the full discretion and authority vested in the Company under paragraph X.D.1., above.

                  XI.      EMPLOYMENT STATUS.

                  This Plan in no way alters the relationship between Eligible Key Management Employee and Company as one of at-will employment.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES

         NORDSTROM, INC. SEPARATION PROGRAM FOR KEY MANAGEMENT EMPLOYEES
                              SCHEDULE OF BENEFITS
                               AS OF JUNE 1, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                            CASH SEVERANCE                MEDICAL BENEFITS
  INDIVIDUAL/GROUP        CRITERIA              BENEFIT               (PAID FOR BY NORDSTROM)              OUTPLACEMENT SERVICES
------------------------------------------------------------------------------------------------------------------------------------
                                                                 If at least age 45 with 10 or more
                                                                    YOS (including 5 YOS at this
                                           One month of Base     level), coverage until age 65 for        Up to 6 months of Senior
    LEVELS A and B          None         Salary for each full      self and spouse, employee pays           Executive Outplacement
                                           year of service,        active plan deduction (retiree                  Services
                                           maximum 2 years*             coverage may apply)
                                         (minimum of 6 months)

                                                                  Otherwise, COBRA for 12 months,
                                                                     employee pays active plan
                                                                             deduction.

                                           Two weeks of Base     COBRA for 12 months, employee pays     Up to 6 months of Executive
    LEVELS C and D     20 or more YOS    Salary for each full          active plan deduction.              Outplacement Services
                                           year of service,
                                            maximum 1 year

   Core Executives
    Key Executives    Greater than or      Two weeks of Base     COBRA for 6 months, employee pays      Up to 6 months of Executive
                      equal to 12 YOS,   Salary for each full          active plan deduction               Outplacement Services
                      but less than 20      year of service
                            YOS

                                           One and one half
                      Greater than or    weeks of Base Salary    COBRA for 6 months, employee pays      Up to 3 months of Executive
                      equal to 6 YOS,     for each full year           active plan deduction               Outplacement Services
                      but less than 12        of service
                            YOS          (minimum of 3 months)
                      Less than 6 YOS          3 months          COBRA for 3 months, employee pays      Up to 3 months of Executive
                                                                       active plan deduction               Outplacement Services

The portion of any payment under the Supplemental Executive Retirement Plan
(SERP) will offset cash Severance Benefit. The offset will be equal to the employee's annualized SERP payment, unreduced by company profit sharing and 401
(k) matching contributions.

Relocation-- Nordstrom will directly pay the cost of moving of the executive's personal goods if severance occurs less than one year after the executive has relocated. Relocation must begin within one year of termination date. This amount is not to exceed the price of moving such goods during the original relocation.

                              March 5, 2004   NORDSTROM, INC. SEPARATION PROGRAM
                                                    FOR KEY MANAGEMENT EMPLOYEES